As filed with the Securities and Exchange Commission on May 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	35-2496142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Powell Place Brentwood, TN	37027
(Address of principal executive offices)	(Zip Code)

AAC HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

AAC HOLDINGS, INC. 2014 EQUITY INCENTIVE PLAN

(Full title of the plans)

Michael T. Cartwright

Chief Executive Officer and Chairman of the Board

AAC Holdings, Inc.

200 Powell Place

Brentwood, TN 37027

(Name and address of agent for service)

(615) 732-1231

(Telephone number, including area code, of agent for service)

Copies to:

Howard H. Lamar III, Esq.

Jay H. Knight, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (“Common Stock”), to be issued pursuant to the terms of the AAC Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”)	250,000	$7.14	$ 1,785,000	$ 206.88
Common Stock to be issued pursuant to the terms of the AAC Holdings, Inc. 2014 Equity Incentive Plan (the “2014 Plan”)	1,800,000	$7.14	$12,852,000	$1,489.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of shares of the Common Stock of the Registrant on the New York Stock Exchange on May 16, 2017.

EXPLANATORY NOTE

AAC Holdings, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act for the purpose of registering (i) 250,000 additional shares of Common Stock issuable pursuant to the ESPP, which Common Stock is in addition to the 250,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2014 (Commission File No. 333-201218) and (ii) 1,800,000 additional shares of Common Stock issuable pursuant to the 2014 Plan, which Common Stock is in addition to the 1,571,120 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 3, 2014 (Commission File No. 333-199161) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the “Exhibit Index” that immediately follows the signatures to the “Power of Attorney” section of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 17th day of May 2017.

AAC Holdings, Inc.

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael T. Cartwright and Kathryn Sevier Phillips (with full power to each of them to act alone) as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Michael T. Cartwright Michael T. Cartwright	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 17, 2017

/s/ Kirk R. Manz Kirk R. Manz	Chief Financial Officer (Principal Financial Officer)	May 17, 2017

/s/ Andrew W. McWilliams Andrew W. McWilliams	Chief Accounting Officer (Principal Accounting Officer)	May 17, 2017

/s/ Darrell S. Freeman, Sr. Darrell S. Freeman, Sr.	Lead Independent Director	May 17, 2017

/s/ Jerry D. Bostelman Jerry D. Bostelman	Director	May 17, 2017

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director	May 17, 2017

/s/ David C. Kloeppel David C. Kloeppel	Director	May 17, 2017

/s/ Jerrod N. Menz Jerrod N. Menz	Director	May 17, 2017

/s/ Richard E. Ragsdale Richard E. Ragsdale	Director	May 17, 2017

/s/ Darryl E. Rouson Darryl E. Rouson	Director	May 17, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of AAC Holdings, Inc. (previously filed as Exhibit 3.1 to Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-197383), filed on September 10, 2014 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of AAC Holdings, Inc. (previously filed as Exhibit 4.2 to the Registration Statement on Form S-8 (Registration No. 333-199161), filed on October 3, 2014 and incorporated herein by reference).

4.3	Form of Certificate of Common Stock of AAC Holdings, Inc. (previously filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-197383), filed on August 15, 2014 and incorporated herein by reference).

4.4	AAC Holdings, Inc. Employee Stock Purchase Plan, as amended (previously filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36643), filed on May 17, 2017 and incorporated herein by reference).

4.5	AAC Holdings, Inc. 2014 Equity Incentive Plan, as amended (previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36643), filed on May 17, 2017 and incorporated herein by reference).

5.1	Opinion of Ballard Spahr LLP*

23.1	Consent of BDO USA, LLP, independent registered public accounting firm*

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto)*

24.1	Power of Attorney (included on signature page of this Registration Statement)*

*	Filed herewith